HAWKS INDUSTRIES, INC.
                                913 Foster Road
                             Casper, Wyoming 82601

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [APRIL 1, 2000]

     To the Shareholders of
     HAWKS INDUSTRIES, INC.

     On June 10, 1999, Hawks Industries, Inc., a Wyoming Corporation (the "Company"), entered into an Agreement (the "Agreement") which, as amended, is with Universal Equities Consolidated, LLC, David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership (collectively referred to as "Buyers"), which will allow Buyers to secure a controlling interest in the Company's common stock through a Private Placement. The value placed on the Company's shares in the Agreement was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by the company is $33,000,000 if all the additional shares are purchased.

     The terms of the Agreement require a payment of at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or transfer of Buyer's rights to receive payment from a debt obligation from North Star Exploration, Inc. ("North Star"), and/or North Star common stock, and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock. North Star and Zeus are private Nevada Corporations which own or hold options on mineral rights in Alaska. The options held by North Star cover approximately 7,000,000 acres in Alaska.

     The Agreement also requires the redemption of shares in the Company owned by three principal shareholders in exchange for certain assets of the Company. Therefore, on June 9, 1999, the Company entered into a Redemption of Shares Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated November 14, 1991 (collectively referred to as "Principal Shareholders"), to acquire all of Principal Shareholders' common stock in the Company, excluding their ESOP shares, in exchange for assets of the Company.

     The June 9, 1999 Redemption of Shares Agreement was determined as a result of negotiations between the Directors and the three principal shareholders using as part of the consideration, book values for the shares and exchanged assets as reported by the Company in the most recent 10-K Report. The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval.

     The Company entered into the Agreement to provide a substantial injection of capital and to allow the Company to participate in future exploration and development of the North Star mineral rights in Alaska. As a result of this Agreement, the principal business of the Company will change from an environmental testing business to a natural resource exploration and development business.

     The Company expects to use the proceeds of the transaction for general corporate purposes and future operations, which may include, in addition to mineral exploration on the option lands held by North Star, projects related to sustainable (i.e. environmentally friendly) development of energy natural resources. The ownership of the company's common stock by shareholders will not be affected by the proposed transaction, the Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934 following completion of the transaction, and the company's common stock may continue to trade on the NASDAQ Stock Exchange to the extent a market continues to exist. The Company has no control whether a market will continue to exist.

     If the transaction is not approved by the Shareholders, the Company anticipates that it will continue with its current operations which consist mainly of environmental testing. The private placement and redemption of shares described above will be subject to the Company's shareholders' approval at its Annual Meeting.

     The discussion of the information set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HAWKS INDUSTRIES, INC., a Wyoming Corporation (the "Company"), will be held at the office of the Company at 913 Foster Road, Casper, Wyoming 82601 on [April 1, 2000] at 2:00 P.M. or at any postponement or adjournment thereof for the following purposes:

1. To elect one director to serve until the Annual Meeting of the Shareholders to be held in 2002 or until his successor has been elected and qualified. This matter is covered in the Election of Directors section of the Proxy Statement.

2. To increase the authorized number of shares of common stock from 5 million to 50 million shares for the purpose of raising additional capital through a private placement of common stock. Referred to in the Proxy Statement as Proposal 1.

3. To approve the private placement of up to 20,625,000 shares of common stock with Universal Equities Consolidated, LLC., David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership. Referred to in the Proxy Statement as Proposal 2.

4. To approve the redemption of common stock through a disposition of Company assets to principal shareholders, Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust dated November 14, 1991. Referred to in the Proxy Statement at Proposal 3.

5. To approve a change of domicile for the Company from Wyoming to Nevada. Referred to in the Proxy Statement as Proposal 4.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on [March 10, 2000], will be entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend and to meet the management and Board of Directors of the Company.
                                   By Order of the Board of Directors


                                   Bob Despain
                                   Secretary
Casper, Wyoming
_______________, 1999
                                   IMPORTANT

           IF YOU DO NOT PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
                           RETURN THE ENCLOSED PROXY

             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                             HAWKS INDUSTRIES, INC.

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6()(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4) Proposed maximum aggregate value of transaction:


     5) Total fee paid:


SEC 1913 (3-99)
         Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMC control number.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     1) Amount Previously Paid:


     2) Form, Schedule or Registration Statement No.:


     3) Filing Party:


     4) Date Filed


Reg S240.14a-101. Notes:
 ...
     2. If a document is incorporated by reference but not delivered to security holders, include an undertaking to provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been Incorporated by reference
        In the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates), and the address (including title or department) and telephone numbers to which such a request is to be directed. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

                                PROXY STATEMENT


                             HAWKS INDUSTRIES, INC.

                                913 FOSTER ROAD
                             CASPER, WYOMING 82601

                         SHAREHOLDERS ENTITLED TO VOTE

     THE ENCLOSED  PROXY  IS  SOLICITED  BY THE  BOARD  OF  DIRECTORS  OF  HAWKS
INDUSTRIES, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company. It is anticipated that these proxy materials will be mailed to Shareholders on or about [March 15, 2000].

      Holders of shares of the Common Stock of the Company of record at the close of business [March 10, 2000], will be entitled to vote at the Annual Meeting of Shareholders to be held on [April 20, 2000] at 2:00 P.M. at the offices of the Company at 913 Foster Road, Casper, Wyoming 82601 or at any postponement or adjournment thereof.

     This Proxy Statement relates to the approval of a number of matters as summarized in the notice which is attached to this Proxy Statement and described in more detail herein. The Company is also delivering with this proxy statement the following documents which are hereby incorporated herein: North Star Exploration, Inc. Financial Statements for the Periods Ended September 30, 1999 (Unaudited), December 31, 1998 and 1997 and for the Periods from Inception (January 31, 1997) to September 30, 1999 (Unaudited) and December 31, 1998 together with the Report of Independent Public Accountants. The Company further incorporates by reference into this Proxy Statement the Company's annual report on Form 10-K for the year ended December 31, 1998 as amended, the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, as amended its current reports on Form 8-K reporting events of June 10, 1999 and amendments thereto, and all other reports filed since December 31, 1998, in accordance with Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended.

      Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. A proxy, when executed and not so revoked, will be voted in accordance therewith.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, will not be counted as voting on a particular matter. The officers, directors, and/or principal Shareholders, Bruce A. Hinchey, James E. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 of the Company (holders of approximately 389,640 shares, 29.3% of the outstanding shares) have indicated their intention to abstain from voting on the Redemption of Shares Proposal 3 as they have a conflict of interest in said proposals. No other shareholder has indicated his or her intentions with respect to voting on any of the proposals. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon. All properly executed and unrevoked proxies that do not contain voting instructions will be voted in favor of Proposals 1, 2 and 3.

     The Company will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                                 DISSENTERS' RIGHTS

     The Wyoming Business Corporation Act provides shareholders a right to dissent and obtain payment of the fair value of their shares from the Company under certain circumstances; provided, that, if the shareholder has a right to dissent, the shareholder strictly follows the statutory procedures for doing so to perfect his or her dissenters' rights. In connection with the Redemption of Shares Proposal 3 contained in this Proxy Statement shareholders may have the right to dissent if the Company completes the proposed transaction. For a detailed description of these dissenters' rights and the statutory provisions governing them, see the section entitled "DISSENTERS' RIGHTS" appearing immediately after the description of the Redemption of Shares in Proposal 3.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote upon each matter submitted to a vote.

     The close of business on [March 10, 2000], has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to vote at the meeting, and the number of outstanding shares on February 1, 2000 was 1,326,705.

     The following table shows the beneficial ownership of the shares of the Company as of the close of business on February 1, 2000, of each person known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock and of all officers and directors as a group. Unless noted to the contrary, each person or entity has direct ownership and sole voting dispositive power.

                                                                Percent of
Name and Address                        Shares Owned        Class Outstanding
----------------                        ------------        -----------------
Bruce A. Hinchey                       115,928 (a) (c)             8.7
913 Foster Road
Casper, Wyoming 82601

James E. Meador, Jr.                   120,545 (b) (c)             9.1
913 Foster Road
Casper, Wyoming 82601

Anne D. Zimmerman                          153,167                 11.5
Revocable Trust
400 E. 1st St.
Casper, Wyoming 82601

All Officers and Directors and 5%          389,640                 29.3
Shareholders as  Group  (three  in
number)
______

(a) Included are 11,553 shares allocated in the Company's Employee Stock Ownership Plan-Trust.
(b) Included are 11,629 and 2,491 shares allocated to Mr. Meador and his spouse respectively in the Company's Employee Stock Ownership Plan-Trust.
(c) Included are 1,675 shares Mr. Meador and Mr. Hinchey own through H & M Properties.

                 INTEREST OF PARTIES IN MATTERS TO BE ACTED ON


     Bruce A. Hinchey, President of Hawks Industries, Inc.; James E. Meador, Jr., Vice President of Hawks Industries, Inc.; and Anne D. Zimmerman, a Physician, through her Revocable Trust (collectively referred to as "Shareholders"), will receive certain assets of the Company in exchange for their common stock in the Company if the proposed Redemption of Shares is approved by the shareholders of the Company at the Annual Meeting. For this reason, Bruce A. Hinchey, James E. Meador, Jr. and Anne D. Zimmerman Revocable Trust dated November 13, 1991 will abstain from voting on the Proposal 3 transaction at the Annual Meeting.

     None of the Shareholders has been convicted in a criminal proceeding during the past ten years. Shareholders have purchased the following shares of common stock of the Company in the past two years:

Name                               Date of Purchase            Shares
----                               ----------------            ------
Bruce A. Hinchey                     January, 1998              200

James E. Meador, Jr.                 October, 1998             1,000

                                      March, 1999              2,000

Anne D. Zimmerman                    February 1998            153,167
Revocable Trust dated
November 13, 1991

     Shareholders have not sold any shares during the past two years. The shares purchased were through cash transactions. Shareholders are not party to any contract, arrangements, or understandings with any person with respect to any securities of the Company. Shareholders have no arrangement or understanding with any person with respect to any future employment by the Company or its affiliates' or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                             ELECTION OF DIRECTORS

      Pursuant to the Company's Certificate of Incorporation and By-laws, Directors are divided into three classes that contain one or more Directors and hold a term of office of three years.

      As of the date of this Proxy Statement, one Class II Director will be elected to serve until 2002 or until a successor is duly elected and qualified.

      At the meeting it is proposed that Gerald M. Moyle, who is presently the Class II Director of the Company and whose term expired in 1999, be elected for a three year term. Upon election he shall serve in such capacity until the 2002 Annual Meeting of the Shareholders or until a successor is duly elected and qualified.

      If the enclosed Proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the person nominated for election as Director of the Company. If the nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The management presently has no knowledge that any nominee will refuse or be made unable to serve.

      The following information is furnished as of February 1, 2000, with respect to the nominee and the other Directors whose terms in office will continue after the meeting.

                                                                               Share of
                               Principal Occupation         Year Since          Common
                            During the Last Five Years        which              Stock          Percent
                             and Position with Company     Continuously      Beneficially          of
Name/Age                     (In Addition to Director)      A Director           Owned           Class
--------                     -------------------------      ----------           -----           -----
Dwight B. Despain/ 45      Appointed  as  a  Class   III       1992              2,050             .2
                           Director  August  24,   1992.
                           Attorney   with    Dixon    &
                           Despain,  Casper,  WY   since
                           1990;  Warnick  &  Blood  Law
                           Offices from 1985-1990.

Bruce A. Hinchey/ 50       Appointed  as  a  Class   III       1993          115,928(a)(c)        8.7
                           Director   May   12,    1993;
                           President     of      Western
                           Environmental  Services   and
                           Testing, Inc., a wholly owned
                           subsidiary      of      Hawks
                           Industries  whose   principal
                           business     is     providing
                           environmental         testing
                           services  from  1981  through
                           1997.  President   of   Hawks
                           Industries,  Inc.  and  Vice-
                           President     of      Western
                           Environmental   Services    &
                           Testing,   Inc.   since   Mr.
                           Meador became  the  President
                           in 1998.

James E. Meador, Jr./ 46   Appointed  as   a   Class   I       1993          120,545(b)(c)        9.1
                           Director May  12, 1993;  Vice
                           President     of      Western
                           Environmental  Services   and
                           Testing,  Inc.  1981  through
                           1997.  President  of  Western
                           Environmental   Services    &
                           Testing,   Inc.   and   Vice-
                           President      of       Hawks
                           Industries, Inc. beginning in
                           1998. Mr. Meador  had no  gap
                           in  his  employment   between
                           being  Vice   President   and
                           President     of      Western
                           Environmental   Services    &
                           Testing, Inc.

Gerald M. Moyle/ 44        Appointed   as    Class    II       1994                8               .0
                           Director June 30, 1994;  Land
                           Manager of  Brown  Operating,
                           Inc. since 1984.

(a)Included are 11,553 shares allocated in the Company's Employee Stock Ownership Plan-Trust.

(b)Included are 14,120 shares allocated to Mr. Meador and his spouse in the Company's Employee Stock Ownership Plan-Trust.

(c)Included are 1,675 shares Mr. Meador and Mr. Hinchey own through H & M Properties.


(E) RESUME OF NOMINEE GERALD E. MOYLE

Gerald E. Moyle, Director

   Mr. Moyle graduated from the University of Wyoming in 1977 with a Bachelor of Science degree. He was a staff accountant for Fox & Company from 1977 to 1979 when he became controller of LR Company to 1980; was vice president of Cowboy Resources, Inc. from 1980 to 1984. From 1984 to the present, Mr. Moyle has been the land manager for Maurice W. Brown and Brown Operating, Inc., an oil and gas exploration and development company. He was elected to the Board of Directors for Hawks Industries, Inc. June 30, 1994.

   The Board of Directors met formally twice during the fiscal year. Mr. Moyle was present for both meetings. All other directors were present for the meetings of the Board of Directors in fiscal 1998. In addition, discussions were held frequently on an informal basis, and all action specifically required to be approved by the Board of Directors, pursuant to the Wyoming Corporation Law, was taken by written consent setting forth the action so taken signed by all the directors provided by Section 141 (t) of the Law.

    The Board of Directors audit committee  consists of  Gerald E. Moyle,  James
E. Meador, Jr., and Dwight B.Despain.

    The Board of Directors has no nominating or compensation committee.

              REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

      The following table sets forth all cash compensation paid by the Company during the fiscal year to executive officers whose cash compensation exceeded $60,000 and to all executive officers as a group.

                                   Annual compensation                Long term compensation
                                                                     Awards          Payouts
Name and principal     Year    Salary   Bonus  Other annual  Restricted  Securities    LTIP      All
position                        ($)      ($)   Compensation    Stock    Under-Lying  payouts    other
                                                    ($)       Award(s)     Option      ($)     Compen-
                                                                          SARS (#)             sation
(a)                     (b)     (c)      (d)        (e)         (f)         (g)        (h)       (i)
CEO-Bruce A. Hinchey   1998   80,000     -0-      (a,b,c)       -0-         -0-        -0-       -0-
President and          1997   87,800     -0-      (a,b,c)       -0-         -0-        -0-       -0-
Director of Hawks      1996   105,000    -0-      (a,b,c)       -0-         -0-        -0-       -0-
Industries, Inc. Vice
President of Western
Environmental
Services & Testing,
Inc.

James E. Meador, Jr.   1998   80,000     -0-      (a,b,c)       -0-         -0-        -0-       -0-
Vice President and     1997   87,800     -0-      (a,b,c)       -0-         -0-        -0-       -0-
Director of Hawks      1996   105,000    -0-      (a,b,c)       -0-         -0-        -0-       -0-
Industries, Inc.,
President of Western
Environmental
Services & Testing,
Inc.

Joseph J. McQuade      1997   98,280     -0-       (a,b)                    -0-        -0-       -0-
President, CEO and     1996   105,000    -0-       (a,b)        -0-         -0-        -0-       -0-
Director of Hawks
Industries.

All Executive          1998   160,000    -0-                    -0-         -0-        -0-       -0-
Officers as a Group    1997   273,880    -0-                    -0-         -0-        -0-       -0-
(Two in number)        1996   315,000    -0-                    -0-         -0-        -0-       -0-
                                (a)

(a) Messers. Hinchey, Meador and McQuade received other compensation valued at less than 10% of the compensation reported in this table.
(b) Not included is the amount which was accrued under the Company's Employee Stock Ownership Plan-Trust discussed below.
(c) Pursuant to employment agreements expiring 2004, Messers. Hinchey and Meador would receive a lump sum payment of approximately four years' salary and each would receive approximately $100,000 in consideration of receiving a reduced salary in past years if employment should be terminated by the Company without cause.

        Directors who are not employees are paid $300 per meeting for their attendance at Board meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings.

                      Employee Stock Ownership Plan-Trust


      The Plan was Adopted in December 1975. Annual contributions by the Company are not mandatory, but the Plan provides for annual contributions by the company to the profit-sharing trust for the account of eligible employees in an amount up to 25% of their salaries subject to the limitation imposed by ERISA. The Plan provides that the Trustee shall invest the funds in shares of Common Stock of the Company purchased either in the open market, directly from the Company, or from existing shareholders. All of the shares will remain with the Trustee until paid to employees upon leaving the Company's service. In the event of retirement, disability or death, the entire amount of the employee's credit will be directly distributed to the employee or his named beneficiary. Upon termination, other than by reason of death, disability or retirement, the amount at termination will be a percentage of the amount of his account as follows:

                            Years                 Percentage
                             --------------------------------
                                2                   20%
                                3                   40%
                                4                   60%
                                5                   80%
                                6                  100%

     The Company has the right to amend or terminate the Plan at any time. The purpose of the Plan is to provide employees with additional incentive and opportunity, through the Company contribution, to acquire an Ownership in the Company by becoming shareholders.

     During the Fiscal year, the amounts accrued by Mr. Hinchey and Mr. Meador and his spouse were, respectively, $1,898 and $2,417.

                          Incentive Stock Option Plan

     The Plan approved by the Shareholders of the Company on June 15, 1982, authorized the stock incentives for key executives to further the identity of their interest with the interests of the shareholders and to increase their
stake in the future  growth and prosperity  of the Company.   This Plan  expired
June 15, 1992. The Plan was intended to induce continued employment of key executives and, by offering comparable incentives, to enable the Company to compete for, attract, and retain competent executives.

     As of the date  of this Proxy Statement  there are options outstanding  for
2,500 shares under the Plan.   They were issued in  September 1990 and will,  if
not exercised previously, expire in September of 2000.

                              Section 16 Reporting

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, Directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period January 1, 1998 to December 31, 1999, all filing requirements applicable to its Officers, Directors, and greater than 10% beneficial owners were completed and timely filed.

                                   Background
                             Proposals 1, 2, and 3


     In the spring of 1999, the Buyers contacted the President of the Company, Bruce A. Hinchey, with a proposal to secure a controlling interest in the Company's common stock through a private placement.

     The Buyers represented that they were interested in returning the Company's primary business focus to natural resources exploration and development and were not interested in continuing the environmental testing business conducted by the Company's subsidiary, Western Environmental Service & Testing, Inc.

     The Company was originally founded and has operated as a natural resource exploration and development company. However, due to a constricted cash position as a result of low crude oil prices for the past several years, the Company has been unable to pursue natural resources projects.

     Management and the Company's Directors recognized that the private placement with the Buyers would allow the Company to refocus its efforts into the natural resources business allowing Management and the Company's employees to return to the type of business the Company was originally formed to conduct and therefore negotiated the private placement of common stock at the Company's book value per share. The private placement of common stock requires an increase in the number of authorized shares of the Company's common stock by its shareholders.

     As part of the private placement transaction, the Buyers required a liquidation of the Company's environmental testing subsidiary and related assets and a redemption of the principal shareholders' common stock in the Company. In 1992, Bruce A. Hinchey and James E. Meador, Jr., two of the three principal shareholders, transferred 100% interest in Western Environmental Services and Testing, Inc. to the Company in exchange for their current holdings of the Company's common stock. The environmental testing subsidiary has remained substantially the same size since its acquisition by the Company. Results from the environmental testing business have yielded a lack of stability in income to the Company. In fact, the Company has experienced losses in some years since the business was acquired. Therefore it was determined by the Directors, other than Mr. Hinchey and Mr. Meador, that the environmental testing business did not produce the desired results to the Company and a return of the environmental testing business in exchange for the common stock originally conveyed for the business would satisfy both the Buyers' requirements in the private placement transaction and should be submitted to the shareholders of the Company for their approval. Other assets of the Company are being used in Proposal 3 to satisfy obligations and liabilities of the Company to the Principal Shareholders.

     Results of the above described negotiations and proposed transactions were all conditioned on the approval of a majority of the Company's Shareholders at its next annual meeting. If any one of the three proposed transactions is not approved by a majority of the shareholders, all of the proposed transactions will be terminated. The proposed transactions are set forth in Proposals 1, 2, and 3 which follow.

                                   PROPOSAL 1

                       AUTHORIZE INCREASE IN COMMON STOCK
                     $0.01 PAR VALUE FROM 5,000,000 SHARES
                              TO 50,000,000 SHARES

     The Company requests the authorization from a majority of its voting Common Stock, $0.01 par value shareholders to increase the number of authorized Common Stock, $0.01 par value shares from 5,000,000 to 50,000,000.

     The increase in the number of authorized shares is necessary to complete the June 10, 1999 private placement transaction which is described in detail in Proposal 2 below. The increase in authorized shares will result in 10 times more shares being available for issue by the Company and, if issued, could result in a dilution of interest ownership by existing shareholders. The rights of the existing shareholders will not be altered by this increase and the newly authorized shares will carry the same rights, privileges and powers which currently exist with the Common Stock, $0.01 par value shares. The increase in the authorized shares of common stock will in some cases allow the Company to issue additional shares without shareholder approval. The proposed Resolution to increase the authorized number of shares in the Company is attached hereto as Exhibit "A".

                                Intended Use of
                    45,000,000 Additional Authorized Shares

                         Use                                   Number of Shares
                         ---                                   ----------------
Shares to be Issued In Private Placement described in                6,250,000
   Proposal 2
Shares to be issued if all options are exercised in                 14,375,000
   Private Placement described in Proposal 2
Shares authorized but not issued                                    24,375,000*
                                                                    -----------
      Total Additional Shares                                       45,000,000

     *The Company has no present plans, commitments or understandings with regard to the issuance of any of the presently authorized but unissued shares.

                                   Proposal 2

                       Private Placement of Common Stock

     On June 10, 1999, the Company entered into an Agreement, which as amended , is with Universal Equities, Consolidated, LLC, David H. Peipers, The Cornerhouse Limited Partnership and The Winsome Limited Partnership (collectively referred to as "Buyers") which will allow Buyers to secure a controlling interest in the Company's common stock through a private placement. The value placed on the Company's shares in the offer was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement was amended on September 23, 1999, October 15, 1999 and January 31, 2000 and references to the Agreement herein are to the Agreement as amended. The Agreement also includes the right for a period of up to eight months after the initial closing to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by the Company will be $33,000,000 if all 20,625,000 shares are purchased for $1.60 per share.

     The amount paid will include at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or at Buyer's option, transfer of Buyer's rights in and to a debt obligation from North Star
Exploration, Inc. ("North Star") up to a maximum of $10,100,000, and/or North Star common stock up to a maximum of $16,950,000 and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock, up to a maximum of $950,000. At Buyers' election, up to an additional $400,000 of North Star indebtedness may be transferred in which event the total North Star and Zeus stock transferred will be reduced by an equivalent amount. Acquisition of half of the North Star shares being acquired will be accomplished by transfer of all of the shares of a holding company which presently holds such shares and has no other assets and no liabilities. The principal offices of North Star and Zeus are located at 12600 West Colfax Avenue, Suite C-500, Lakewood, Colorado 80215 and their telephone number is (303) 986-0100.

                     Description of Business and Properties

     North Star is a privately held Nevada corporation that is engaged in the business of acquiring, exploring and developing mineral properties in the State of Alaska.

     On May 27, 1997, North Star entered into an Option Agreement (the "Option Agreement") with Doyon, Limited ("Doyon"), a corporation owned by Native

Americans, with respect to certain lands as to which Doyon received rights under the Alaska Native Claims Settlement Act. The Option Agreement provides North Star with the exclusive right to explore for minerals until January 1, 2002, to lease prospects identified in the course of such exploration, and to develop and produce minerals pursuant to such leases. The optioned lands encompass approximately seven million acres comprised of 24 individually named blocks, plus additional rights to surrounding lands within a defined area of interest.

     The Option Agreement requires North Star to spend $9 million over the life of the Option Agreement, with minimum commitments per year and with specific minimum expenditures per block. Exploration expenditures in excess of the minimum amount may be carried forward and credited to expenditure requirements for future years with certain limitations.

     At any time during the term of the Option Agreement, North Star may, if it has conducted a specified minimum amount of drilling, made a specified minimum amount of exploration expenditures and received a positive pre-feasibility study with respect to a particular mineral area, exercise its option to lease that area for mineral development for a specific term. If North Star achieves commercial production during the initial term, the lease will continue so long as there is commercial production. North Star may obtain leases both on areas currently owned by Doyon, and on areas from lands selected by Doyon pursuant to the Alaska Native Claims Settlement Act but not yet conveyed to Doyon. North Star has the right to add additional surrounding lease lands to the base lease in the event that further drilling delineates additional mineable reserves.


     Each mining lease is required to provide for an annual payment to Doyon commencing upon the execution of the lease of a specified amount per acre leased, but not less than a specified annual minimum total until a feasibility study is delivered to Doyon. If a feasibility study is not delivered to Doyon before the fifth anniversary of the lease, the annual per acre and total amounts increase. North Star must also incur minimum expenditures until the feasibility study is delivered to Doyon. Starting on the date of submittal of a feasibility study, North Star must pay Doyon a yearly advance royalty which is larger than the annual minimum total that was payable prior to feasibility and which is recoup able out of 50% of future royalties. From commencement of commercial production until payback North Star is required to pay Doyon a specified percentage royalty of net smelter returns or a larger specified percentage share of net profits, whichever is greater, and after payback a larger specified percentage royalty of net smelter returns or a share of net profits, whichever is greater. Doyon reserves the right, after delivery of a positive feasibility study, to buy a fractional portion of North Star's equity in a project for a price slightly less than a proportionate amount of North Star's cost.

     As of September 30, 1999, North Star had spent $4,885,000 of the $9 million required to be spent over the term of the Option Agreement. The fieldwork in which these sums have been spent has resulted not only in extension of some of the existing prospects but also in the discovery of a number of new prospects. These include a gold-silver prospect in the Kaiyah area southwest of Galena, Alaska; a gold-polymetallic prospect in the East Divide area of the Healy Village block, another gold-polymetallic prospect in the Cross Gulch area in western Alaska; and a third gold-polymetallic prospect near the Northway Road-Alaska Highway intersection in the Northway Village Block. Sufficient work has not yet been done in any of these areas, however, to establish the existence of any proven or probable reserves.

     North Star has not yet exercised its option to lease any mineral area for development. It is North Star's intention to exercise such options at such time that it can do so on behalf of a joint venture or partnership in which it and another acceptable party will each have an interest.

     The first such option that North Star contemplates exercising is the subject of a letter of intent that has been signed by North Star with International Bravo Resource Corporation, a publicly owned Alaska corporation the shares of which are traded on the Canadian Venture Exchange ("Bravo"). The letter of intent recites that the parties intend to enter into an agreement (the "Final Contract") giving Bravo the right to acquire a 51% interest in three properties known as the Healy Lake block, Dot Lake Block and Tanacross Block properties, by issuing 200,000 shares of Bravo to North Star and by spending at least $5 million on the properties over a period of six years. The letter of intent further states that, upon the completion of the acquisition of a 51% interest in the properties by Bravo, it and North Star intent to enter into a joint venture agreement which will include provision for Bravo to increase its interest to 70% in designated specific prospects within the area of the properties. Consummation of the transaction is conditioned upon execution of the Final Contract and approval of the transaction by Doyon and the regulatory authorities.

     North Star has a staff of thirteen persons, consisting of six full time employees, who render executive and administrative services, and seven consultants, who render primarily geological services and devote an average of thirty hours per week to North Star.

     Zeus is a private Nevada corporation the business of which is to explore and develop in the State of Alaska three mineral properties which are not included in the Doyon properties and which are outside the area of interest pertaining thereto. The properties being developed by Zeus are known as the

Divide, Central and West Pogo properties. Exploration and development of those properties is provided for in a letter agreement that Zeus has entered into with Bravo granting Bravo the right to elect to acquire a 51% interest in each of the three properties. With respect to each property the consideration required to be provided by Bravo is (1) the issuance to Zeus of 200,000 shares of Bravo and
(2) the incurring by Bravo of expenditures for maintenance, exploration and development amounting to $1 million by December 31, 2002 in the case of each of two of the properties and $3 million by December 31, 2003 in the case of the third (i.e. a total of 600,000 shares and $5 million of expenditures in order for Bravo to be entitled to exercise its rights to acquire a 51% interest in all three properties). The initial installment of 150,000 shares was issued to Zeus by Bravo on September 29, 1999. It is contemplated that each of the properties as to which Bravo completes the required transfer of shares and expenditures will be transferred to a new limited liability company in which the initial interests of the parties will be 51% for Bravo and 49% for North Star, both subject to a dilution in the event of an election by a party not to contribute its proportionate share of proposed programs or budgets for future development of the property. Formal, definitive agreements to effectuate the foregoing terms are in the process of being prepared.

     Zeus does not have any employees. Its Officers are Officers of North Star who hold the same titles in Zeus that they hold in North Star.

                          North Star Exploration, Inc.
                         Selected Financial Information

As of and for periods ended:   12/31/97     12/31/98      9/30/99
                               --------     --------      -------
                                                        (Unaudited)
Operating revenues                   -0-          -0-           -0-

Income (Loss)                   (795,878 ) (2,975,786 )  (3,951,647 )
Total Assets                     273,765      529,390       929,093
Debt to Affiliate              1,015,367    3,879,155     7,904,242
Affiliate Cash Dividend              -0-          -0-           -0-

                               Comparative Table
                                (as of 09/30/99)

                              Hawks Industries, Inc.    North Star Exploration, Inc.
                              ----------------------    ----------------------------
                               12/31/98     9/30/99     12/31/98         09/30/99
                               --------     -------     --------         --------
                                          (Unaudited)                  (Unaudited)
(i)   Book value per share       1.60        1.73          -0-             -0-
(ii)  Cash dividends              -0-         -0-          -0-             -0-
(iii) Income (loss) per share   (0.11)       0.10        (0.15)           (0.20)

                     North Star Management's Discussion and
                      Analysis of Financial Condition and
                             Results of Operations

     North Star is still in the developmental stage, that is, it is still exploring for minerals and developing additional information about sites that are discovered. North Star has not yet exercised any options to lease prospects and therefore has not yet produced any revenues since inception.

     Expenditures for exploration increased from $701,734 for 1997 to $2,323,692 for 1998, and from $1,239,815 for the nine months ended September 30, 1998 to $2,561,522 for the nine months ended September 30, 1999. In both cases, the increase was due to intensification of North Star's exploration and development activities in an effort to accelerate the time when achievement of revenues can be accomplished.

     General and administrative expenses increased from $70,165 for 1997 to $489,849 for 1998, and from $252,042 for the nine months ended September 30, 1998 to $1,063,351 for the nine months ended September 30, 1999. The increase in 1999 was caused partly by approximately $100,000 of professional fees incurred in the third quarter and the transfer during that quarter from exploration expense to general administrative expense on North Star's records of approximately $300,000 of interest expense for the current and past periods.

     Because of the absence of revenue, it has been necessary for North Star to borrow the funds needed for operations. Interest expense increased from $22,824 for 1997 to $152,463 for 1998, and from $93,930 for the nine months ended September 30, 1998 to $301,612 for the nine months ended September 30, 1999.

     Primarily as a result of the above increases in expense, net losses increased from $795,878 for 1997 to $2,975,786 for 1998, and from $1,641,251 for the nine months ended September 30, 1998 to $3,951,647 for the nine months ended September 30, 1999.

     It may be noted that these net losses reflect the fact that all exploration costs have been treated as expenses as they have been incurred.

     As a result of this transaction, the controlling interest in the Company will be owned by the Buyers or their designees in the following amounts.

                            Required Minimum Amount
                              of Shares Purchased

                              Under the Agreement

                                          Percentage
                           Number of     Ownership of         Consideration
Purchaser                   Shares        the Company        $1.60 Per Share
---------                   ------        -----------        ---------------
Universal Equities
  Consolidated, LLC          3,125,000       43.20531%   $           5,000,000

David H. Peipers             1,562,500       21.60265%               2,500,000

The Cornerhouse Limited
  Partnership                  937,500       12.96159%               1,500,000

The Winsome Limited
  Partnership                  625,000        8.64106%               1,000,000


                Total        6,250,000       86.41061%   $          10,000,000

                            Maximum Amount of Shares
                            Allowed to be Purchased
                              Under the Agreement

                                               Percentage
                                Number of     Ownership of       Consideration
Purchaser                        Shares        the Company      $1.60 Per Share
---------                        ------        -----------      ---------------

Universal Equities
  Consolidated, LLC              10,312,500       47.72558%   $      16,500,000

David H. Peipers                  5,156,250       23.86279%           8,250,000

The Cornerhouse Limited
  Partnership                     3,093,750       14.31767%           4,950,000

The Winsome Limited
  Partnership                     2,062,500        9.54512%           3,300,000


                Total            20,625,000       95.45116%   $      33,000,000

       The Company's Board of Directors have carefully reviewed the proposed transaction and believe it to be in the best interest of the Company and its shareholders. The transaction will inject at least $5,000,000 in cash to be used to the extent required for exploration and development of North Star's interests in the Doyon lands over the next twelve months.

     Any portion of the cash not so used and the rest of the consideration in the private placement will be used by the Company for general corporate purposes and future operations, which may include, in addition to exploration of North Star's mineral rights, projects related to sustainable (i.e. environmentally friendly) development of energy natural resources and the furnishing of funds which the Company may be called upon to contribute in connection with its existing oil and gas interests. The rights of the Company's Shareholders after the transaction will not differ materially from their rights before said transaction.

     The transaction will be accounted for as a reverse acquisition and should not result in a taxable event. If a gain were recognized by the Company, it may be offset by the Company's operating loss carry-forwards. No federal or state regulatory requirements must be met or approval obtained in connection with this Transaction.

     The Company in December 31, 1998 had a net operating loss ("NOL") carryforward of $8,520,000. The Tax Reform Act of 1986 made substantial changes with regard to NOL carryforwards. After an "ownership change" the taxable income of a loss corporation available for offset by pre-change NOL carryforwards is limited annually to a prescribed rate times the value of the loss corporation's stock immediately before the ownership change. In general, an ownership change occurs if ownership of more than 50% in value of the stock of the loss corporation changes during the three year period preceding the test date. Under federal tax law, the amount and availability of loss carryforwards are subject to a variety of interpretations and restrictive tests applicable to the Company. Under the Code, the utilization of such loss carryforward could be limited or effectively lost upon completion of the transaction in Proposal 2. The net operating loss carryforwards expire between 1999 and 2012.

     Prior to the proposed transaction, none of the Company, its directors, officers or affiliates has had any material contracts, arrangements, understandings, relationships, negotiations, or transactions with the Buyers, North Star or Zeus. Buyers have no plans to designate or otherwise transfer ownership of their Company shares acquired in the proposed transaction. The Buyers, directly and through affiliates, own more than eighty percent (80%) of the outstanding shares of North Star and Zeus.

     The Agreement also requires the redemption of shares in the Company owned by Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust, dated November 14, 1991, in exchange for certain assets of the Company. Details of this transaction are discussed in Proposal 3 below.

     The private placement described above is subject to the Company's Shareholder approval at its Annual Meeting. A majority of the shareholders in attendance or voting by proxy in favor of the Proposal will be required for its approval. A copy of the June 10, 1999 Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated herein by reference.

                                   Proposal 3

                     Redemption of Principal Shareholders'
                          Stock with Corporate Assets

     On June 9, 1999, the Company entered into an Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated, November 14, 1991 (collectively referred to as "Principal Shareholders"), to acquire all of the Principal Shareholders' common stock in the Company excluding their ESOP shares, and their release of the company from certain liabilities, in exchange for assets of the Company. A copy of the Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated by reference. Said Agreement sets forth the terms and conditions of the redemption of shares. The redemption of shares is required by the Buyers to insure they receive a minimum of 86% of the outstanding shares of common stock in the Company and because the Buyers do not want to continue to operate the environmental testing subsidiary. The redemption of shares proposal is made pursuant to the Agreement dated June 10, 1999, which has also been filed with the SEC in the form of an 8-K Report and is incorporated by reference.

     The June 9, 1999 Redemption of Shares Agreement was determined as a result of negotiations between the non-interested Directors and three Principal Shareholders. Two of the three Principal Shareholders, Bruce A. Hinchey and James E. Meador, Jr., are Officers and Directors of the Company and have conflicting interests as a result of their service as Officers and Directors. It is the intent of Mr. Meador and Mr. Hinchey to continue operation of the environmental testing business upon completion of this transaction.

     The Agreement requires in part, an exchange of the assets used by the Company in its environmental testing business. Those assets were originally transferred to the Company in 1992 by Mr. Hinchey and Mr. Meador in exchange for their stock in the Company. The current exchange basically returns the stock to the Company and the assets to Mr. Hinchey and Mr. Meador which is the way they were held prior to the 1992 exchange. The Agreement also eliminates all liability the Company has to Mr. Hinchey and Mr. Meador as a result of termination under their Employment Agreements. Considering the original 1992 exchange of assets for stock and the release of all Company liabilities to the Principal Shareholders, the Company believes the Redemption of Shares Agreement provides a fair consideration for the shares redeemed.

     The  assets  used  in  the  exchange  of  common  stock  of  the  Principal
Shareholders are provided in Note 2 of the Hawks Industries, Inc. and Subsidiaries Notes to Pro Forma condensed Consolidated Financial Statements. A portion of the assets being transferred include the building in Natrona County, which houses both the environmental testing business and the oil and gas operations. The buildings, and the debt associated with the building, is proposed to be transferred to the Principal Shareholders as part of Proposal 3. There are no special attributes of the building which are required for the oil and gas business and the transfer of the building will not be a problem in continuing the oil and gas operations of the Company at a new location.

     The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval. The redemption of shares described above is subject to the Company's shareholder approval at its Annual Meeting. A majority of the voting shareholders casting votes in favor of the Proposal will be required for its approval.

     Pro Forma Condensed Consolidated Financial Statements for the Redemption of
Principal  Shareholders'  Stock  with  Corporate  Assets  and  Minimum   Private
Placement of Common Stock are presented as Exhibit C.

     Pro Forma Condensed Consolidated Financial Statements for the Redemption of
Principal  Shareholders'  Stock  with  Corporate  Assets  and  Maximum   Private
Placement of Common Stock are presented as Exhibit D.

     Unaudited  financial  statements  for  Western  Environmental  Services   &
Testing, Inc. as of and for the periods ending September 30, 1999 and December 31, 1998 are presented as Exhibit E.

     Audited financial statements as of December 31, 1998 and for the period from inception (January 31, 1997) to December 31, 1998 and unaudited financial statements as of September 30, 1999 and for the period from inception (January 31, 1997) to September 30, 1999 are presented as Exhibit F.


                               Dissenters' Rights
     To the extent shareholders may be entitled under Wyoming law to dissent from the transaction described in Proposal 3 and obtain payment of the fair value of their shares from the Company, they must strictly comply with the provisions of Article 13 of the Wyoming Business Corporation Act (the "Dissenters' Rights Statute"). In order to assert dissenters' rights under Wyoming Statutes, the dissenting shareholder must deliver to the Company written notice of their intent to demand payment for their shares if the proposed action is effectuated prior to the corporate vote on the action. The dissenting shareholder must also not vote in favor of the proposed action. A copy of the Dissenters' Rights Statute is included in this Proxy Statement as Exhibit "B". The statute gives the details of the rights for dissenting shareholders and should be carefully reviewed by all Shareholders of the Company.

                                   PROPOSAL 4
                               CHANGE OF DOMICILE

     If the transactions set forth in Proposal 1, 2 and 3 are approved by a majority of the Company's shareholders, the Company proposes that its Articles of Incorporation be amended to allow the Company to change its domicile from Wyoming to Nevada.

     The change of domicile will allow the Company to have the same domicile as North Star and Zeus, which will translate in smoother operations between the Company and those entities. The change of domicile will not result in any some changes in the existing shareholders' rights, powers and privileges as set forth below.

                          Some Difference Between the
                     Corporation Laws of Wyoming and Nevada

     Action by stockholders without a meeting can be taken under Nevada law by written consent of the holders of a majority or such larger proportion of the shares whose votes would be required for approval of the matter at a meeting, Nev.Rev.Stat.78.320(2), but under Wyoming law only by unanimous written consent of all of the holders of shares entitled to vote upon the matter. Wyo.Stat.Ann. 17-16-704(A).

     Except for directors elected by cumulative voting or by the holders of a particular class of stock, directors can be removed under Wyoming law by vote of the holders of a majority of the shares entitled to vote in the election of directors, Wyo. Stat. Ann. 17-16-808, but under Nevada law only by vote of the holders of at least two-thirds of the shares entitled to vote in the election of directors, Nev.Rev.Stat. 78.335.

     To authorize an exchange of some of the shares of one corporation for all of the shares of another corporation, the approval by the holders of a majority of the outstanding shares of the company all of whose shares are being surrendered is required under the laws of both states, Nev. Rev. Stat. 92A.110;

Wyo. Stat. Ann. 17-16-1103, but Wyoming law requires in addition that the approval by the holders of a majority of the shares of the other company be obtained if its shares are being changed or increased by more than twenty percent. Wyo. Stat. Ann. 17-16-1103.

     The percentage of the outstanding shares of a corporation that another corporation is required to hold in order for a merger to be permitted to be authorized by action of its board of directors without action by the shareholders of either corporation is 80 percent under Wyoming law, Wyo. Stat. Ann. 1103, but 90 percent under Nevada law, Nev. Rev. Stat. 92A.130.

     Nevada law permits a corporation to be merged with another kind of business
entity, as for example  a partnership or a  limited liability company.   Wyoming
law does not have such a provision.

     Wyoming law permits a corporation organized under the laws of another jurisdiction to be "domesticated", that is to be thereafter treated in all respects as though it had been organized under the laws of Wyoming. Nevada law does not have such a provision.

     The proposed change of domicile will be made in accordance with the requirements of Wyoming Statutes S 17-16-1720. This proposal will be voted upon at the Company's Annual Meeting if Proposal 2 and Proposal 3 are approved. A majority of the Company's Shareholders must vote for the proposal in order for it to be approved.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Representatives of the principal accountants for the Company are expected to be present at the Annual Meeting of Shareholders will have the opportunity to make a statement if they desire to do so; and are expected to be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     The entire expense of preparing, assembling, printing and mailing the proxy form and the form of materials used in the solicitation of proxies will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies. The Company will file with the United States Securities and Exchange Commission all materials used to aid in the solicitation of proxies.

                   DATE OF RECEIPT OF SHAREHOLDER'S PROPOSALS

     Shareholder proposals must be received by the Company by [March 1, 2000] to be included in the proxy materials for the next Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

                                   DOCUMENTS
                           INCORPORATED BY REFERENCE

   The Company incorporates by reference into this Proxy Statement the following documents

          1. Company's Annual Report on Form 10-K for the year ending December 31, 1998, as amended which has been filed with the United States Securities and Exchange Commission;

          2. Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, as amended which have been filed with the United States Securities and Exchange.

          3. Company's Form 8-K Reporting Events filed with the United States Securities and Exchange Commission on June 23, 1999 and October 14, 1999 which contain:

               a)  Copy of the June 9, 1999 Redemption of Share Agreement
                    referred to in Proposal 3.

               b) Copy of the June 10, 1999 Agreement between the Company and Buyers which is referred to throughout the Proxy Statement.


          4. All other reports filed since December 31, 1998 in accordance with Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended.

                                    EXHIBITS
                                 EXHIBIT INDEX

A.    Resolution for Authorized Share Amendment Articles of Incorporation.

B.    Article 13 Dissenters' Rights.

C. Pro forma Condensed Consolidated Financial Statements for the Redemption of Principal Shareholders' Stock with Corporate Assets and Minimum Private Placement of Common Stock

D. Pro forma Condensed Consolidated Financial Statements for the Redemption of Principal Shareholders' Stock with Corporate Assets and Maximum Private Placement of Common Stock

E. Unaudited financial statements for Western Environmental Services & Testing, Inc. as of and for the periods ending September 30, 1999 and December 31, 1998

F. Audited financial statements as of December 31, 1998 and for the period from inception (January 31, 1997) to December 31, 1998 and unaudited financial statements as of September 30, 1999 and for the period from inception (January 31, 1997) to September 30, 1999

                         AVAILABILITY OF ANNUAL REPORT
                        ON FORM 10-K AND OTHER DOCUMENTS
                           INCORPORATED BY REFERENCE

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN, AND A COPY OF THE AGREEMENT FOR THE PRIVATE PLACEMENT REFERRED TO HEREIN TO EACH SHAREHOLDER OF RECORD OR EACH SHAREHOLDER WHO OWNED COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON [MARCH 10, 2000]. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY, TO THE ATTENTION OF BOB DESPAIN, SECRETARY, 913 FOSTER ROAD, CASPER, WYOMING 82601 OR REQUESTED BY TELEPHONE AT (307) 234-1593.

By Order of the Board of Directors

/s/ Bob Despain

Dwight B. "Bob" Despain
Secretary

                                  EXHIBIT "A"

                                   RESOLUTION

                           AUTHORIZED SHARE AMENDMENT
                           ARTICLES OF INCORPORATION


     HAWKS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Wyoming.

     DOES HEREBY PROPOSE:
     That at a meeting of the Board of Directors of Hawks Industries, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 4 - Authorized Capital" so that, as amended, said Article shall be and read as follows:

                        ARTICLE 4  - AUTHORIZED CAPITAL

4.1 The total number of shares of capital stock which the Corporation has the authority to issue is 50,997,000, consisting of 50,000,000 shares of Common Stock $0.01 par value per share (the "Common Stock"), and 997,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock").

4.2 The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the General Corporation Law of the State of Wyoming and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate of Designations pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock.

                                  EXHIBIT "B"

                                   ARTICLE 13

                               DISSENTERS' RIGHTS

  17-16-1301.  Definitions.

    (a)  As used in this article:

       (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

       (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

       (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

       (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

       (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

       (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

       (vii) "Shareholder" means the record shareholder or the beneficial shareholder.

  17-16-1302.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

           (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

           (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

       (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

       (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A)  Alters or abolishes a preferential right of the shares;

           (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

       (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


  17-16-1303.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       (i)   He  submits to  the corporation  the record  shareholder's  written
       consent  to   the  dissent  not  later  than  the  time  the   beneficial
       shareholder asserts dissenters' rights; and

       (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

  17-16-1320.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

  17-16-1321.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

  17-16-1322.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

     (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

       (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

       (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

       (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
       (60)  days after the date the notice  required by subsection (a) of  this section is delivered; and

       (v)  Be accompanied by a copy of this article.

 17-16-1323.  Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

  17-16-1324.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

     (b)    The  person  for  whom   dissenters'  rights  are  asserted  as   to
uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  17-16-1325.  Payment.

     (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b)  The payment shall be accompanied by:

       (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       (ii) A statement of the corporation's estimate of the fair value of the shares;

       (iii)  An explanation of how the interest was calculated;

       (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

       (v)  A copy of this article.

  17-16-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

  17-16-1327.  After-acquired shares.

     (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

  17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

       (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

       (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

       (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

  17-16-1330.  Court action.

     (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for:

       (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

       (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

  17-16-1331.  Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

       (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

       (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                  EXHIBIT "C"

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS REDEMPTION OF PRINCIPAL SHAREHOLDERS' STOCK WITH CORPORATE ASSETS AND THE
              MINIMUM PRO FORMA PRIVATE PLACEMENT OF COMMON STOCK

The accompanying condensed consolidated financial statements illustrate the effect of the Redemption of Principal Shareholders' Stock with Corporate Assets and the Minimum Pro forma Private Placement of Common Stock. The condensed consolidated balance sheet as of September 30, 1999 is based on the historical balance sheet of the Company as of that date and assumes the transactions took place on that date. The condensed consolidated statements of operations for the year ended December 31, 1998 and nine months ended September 30, 1999 are based on the historical statements of the Company for those periods assuming the transactions took place on January 1, 1998.

The pro forma condensed consolidated balance sheet reflects the Minimum purchase of 6,250,000 shares of common stock for $5,000,000 cash and the transfer of a $5,000,000 advance made to North Star by the North Star shareholder group.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the transactions. The operations of the Environmental Testing segment are cyclical in nature and can change significantly each quarter. The net assets to be used in the redemption could decrease by as much as 25% before the time of closing. The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company incorporated herein by reference, and the financial statements of Western Environmental Services & Testing, Inc., and North Star Exploration, Inc included in this filing.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)
                               September 30, 1999

                                                              As         Redemption               Redemption
                         ASSETS                            reported      Adjustments               Pro Forma
                                                           --------      -----------               ---------

CURRENT ASSETS
     Cash                                                $    56,000   $      (6,000 )  (1a)    $      50,000
     Accounts receivable                                     582,000        (557,000 )  (1a)           25,000
     Short-term investments                                  200,000        (200,000 )  (1b)                -
     Costs on uncompleted contracts in excess of
         related billings                                     50,000         (50,000 )  (1a)                -
     Other current assets                                     70,000         (61,000 )  (1a)            9,000

        Total current assets                                 958,000                                   84,000


PROPERTY AND EQUIPMENT, net                                1,620,000        (688,000 )  (1a)          536,000
                                                                            (291,000 )  (1c)
                                                                            (105,000 )  (1f)
INVESTMENTS AND OTHER ASSETS
     Lease acquisition costs                                       -                                        -
     Note receivable                                          30,000                                   30,000
     Land investment                                         196,000        (196,000 )  (1d)                -
     Available for sale investments                          100,000        (100,000 )  (1e)                -
     Investments in Zeus                                           -               -                        -
     Value of mineral lease rights                                 -               -                        -
     Other assets                                            237,000        (200,000 ) (1a)            37,000

                                                             563,000                                   67,000

                                                         $ 3,141,000                            $     687,000



     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable                                       $   225,000        (160,000 )  (1a)    $      65,000
     Current maturities on long-term debt                     89,000         (79,000 )  (1a)                -

                                                                             (10,000 )  (1c)
     Advances from affiliate                                       -                                        -
     Accounts payable                                        183,000        (138,000 )  (1a)           45,000
     Accrued interest                                              -                                        -
     Accrued liabilities                                      66,000         (15,000 )  (1a)           51,000

        Total current liabilities                            563,000                                  161,000


LONG-TERM DEBT                                               310,000        (136,000 )  (1a)                -

                                                                            (174,000 )  (1c)

CONTINGENT LIABILITY                                               -                                        -


SHAREHOLDERS' EQUITY
     Capital stock:
     Preferred stock                                               -                                        -
     Common stock                                             13,000                                   13,000
     Capital in excess of par value on common stock        3,045,000                                3,045,000
     Retained deficit                                       (766,000 )    (1,170,000 )  (1g)       (1,936,000 )
     Debt obligation receivable                                    -                                        -
     Treasury stock                                          (24,000 )      (572,000 )  (1g)         (596,000 )

                                                           2,268,000                                  526,000

                                                         $ 3,141,000                            $     687,000


See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  (Unaudited)
                               September 30, 1999

                                                                               Redemption
                                                           Minimum            and Minimum
                                                           Capital              Capital
                                                           Infusion           Infusion Pro
             ASSETS                                      Adjustments             Forma
                                                         -----------             -----
CURRENT ASSETS
     Cash                                              $    5,000,000 (3)   $    5,050,000
     Accounts receivable                                                            25,000
     Short-term investments                                                              -
     Costs on uncompleted contracts in excess of
         related billings                                                                -
     Other current assets                                                            9,000

        Total current assets                                                     5,084,000


PROPERTY AND EQUIPMENT, net                                                        536,000


INVESTMENTS AND OTHER ASSETS
     Lease acquisition costs                                                             -
     Note receivable                                                                30,000
     Land investment                                                                     -
     Available for sale investments                                                      -
     Investments in Zeus                                                                 -
     Value of mineral lease rights                                                       -

     Other assets                                                                   37,000

                                                                                    67,000

                                                                            $    5,687,000



     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable                                                          $       65,000
     Current maturities on long-term debt                                                -

     Advances from affiliate                                                             -
     Accounts payable                                                               45,000
     Accrued interest                                                                    -
     Accrued liabilities                                                            51,000

        Total current liabilities                                                  161,000


LONG TERM DEBT                                                                           -



CONTINGENT LIABILITY                                                                     -


SHAREHOLDERS' EQUITY
     Capital stock:
     Preferred stock                                                                     -
     Common stock                                              63,000 (3)           76,000
     Capital in excess of par value on common stock         9,937,000 (3)       12,982,000
     Retained deficit                                                           (1,936,000 )
     Debt obligation receivable                            (5,000,000 ) (3)     (5,000,000 )
     Treasury stock                                                               (596,000 )

                                                                                 5,526,000

                                                                            $    5,687,000


See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                     HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year ended December 31, 1998

                                                                                                   Redemp-
                                                                              Minimum              tion and
                                           Redemp-                              Capital            Minimum
                                             tion                 Redemp-       Infusion           Capital
                              As           Adjust-                tion Pro      Adjust-            Infusion
                           reported         ments                  Forma         ments            Pro Forma
                           --------         -----                  -----         -----            ---------
Operating revenue           2,445,000      (2,316,000)  (2)    $     129,000                          129,000

Operating
 expenses                   2,317,000      (1,999,000)  (2)          318,000                          318,000


Operating income
 (loss)                       128,000                               (189,000)                        (189,000 )

Other income
 (expense)                     22,000          51,000   (2)           73,000                           73,000


Income (loss)
 before income
 taxes                        150,000                               (116,000)                        (116,000 )

Provision for taxes                 -                                      -                                -


Net income (loss)             150,000                          $    (116,000)                        (116,000 )



Weighted average
 number of
 common shares
 outstanding                1,351,451        (357,617)  (1)          993,834     6,250,000 (4)      7,243,834




Earnings (loss) per
  common share                   0.11                          $       (0.12)                           (0.02 )




See Notes to Pro Forma Consolidated Financial Statements (Unaudited).


                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                      Nine months ended September 30, 1999

                                                                                                   Redemp-
                                                                               Minimum            tion and
                                           Redemp-                             Capital            Minimum
                                             tion                 Redemp-      Infusion            Capital
                              As           Adjust-               tion Pro       Adjust-            Infusion
                           reported         ments                  Forma         ments            Pro Forma
                           --------         -----                  -----         -----            ---------
Operating revenue           2,179,000      (2,106,000)  (2)   $      73,000                            73,000

Operating
 expenses                   2,018,000      (1,840,000)  (2)         178,000                           178,000


Operating income
 (loss)                       161,000                              (105,000 )                        (105,000 )

Other income
 (expense)                    (30,000 )        41,000   (2)          11,000                            11,000


Income (loss)
 before income
 taxes                        131,000                               (94,000 )                         (94,000 )

Provision for taxes                 -                                     -                                 -


Net income (loss)             131,000                         $     (94,000 )                         (94,000 )



Weighted average
 number of
 common shares
 outstanding                1,310,512        (357,617)  (1)         952,895     6,250,000  (4)      7,202,895




Earnings (loss) per
  common share                   0.10                         $       (0.10 )                           (0.01 )




See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

The pro forma adjustments to the condensed consolidated balance sheet and statements of operations are as follows:

(1)To reflect the Redemption of Principal Shareholders' Stock with Corporate Assets per Proposal 3 and settlement of goodwill, employment agreements, and release of liabilities. The components of the corporate assets and liabilities to be exchanged in the redemption of 357,617 shares of Hawks Industries, Inc. $.01 par value, common stock from Bruce A. Hinchey, James
   A. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 and payment of goodwill and release of liability on employment agreements as of September 30, 1999 are as follows:

Redemption of 357,617 shares for:
  (a) All assets of W.E.S.T., Inc.
            Cash                                                $     6,000
            Accounts receivable                                     557,000
            Costs on uncompleted contracts in excess
               of related billings                                   50,000
            Other current assets                                     61,000
            Property and equipment, net                             688,000
            Other assets _ primarily fair value of
                 investment in excess of book value                 200,000

  Assume all liabilities of W.E.S.T., Inc.
            Notes payable                                          (160,000)
            Current maturities of long-term debt                    (79,000)
            Accounts payable                                       (138,000)
            Accrued liabilities                                     (15,000)
            Long-term debt                                         (136,000)

  (b) Certificate of deposit security on W.E.S.T.,
        Inc. loans                                                  200,000

  (c) Buildings
            Property and equipment, net                             291,000
            Less associated debt - current                          (10,000)
            Less associated debt - long-term                       (174,000)

  (d) All shares of Central Wyoming
        Properties, Inc.
            Land investment                                         196,000

  (e) All shares of W.E.R.C. preferred stock
            Available for sale investments                          100,000

  (f) To reflect the settlement of goodwill,
        employment agreements,  and release of
        liabilities by transfer of all overriding
        royalties                                                   105,000


                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)

Net assets and liabilities transferred in redemption of
  common stock and settlement of goodwill, employment
  agreements, and release of liabilities
                                                                $   1,742,000


  (g) The fair value of the 357,617 shares of Hawks redeemed was $1.60 per share resulting in a loss on the exchange of approximately $1,129,000, calculated as follows:


       Shares received (Treasury shares)
            (357,617 * $1.60)                                   $     572,000
       Net assets exchanged per above                              (1,742,000 )


       Loss on exchange                                         $  (1,170,000 )


(2)To remove the operations for the Environmental Testing segment as all assets will be used for redemption of Shareholders' common stock per and remove all operations from the oil and gas overriding royalties as the assets will be used in settlement of goodwill, employment agreements, and release of liabilities per (1) above.

                                        Year         Nine Months
                                        Ended           Ended
                                      December        September
                                      31, 1998         30, 1999
                                      --------         --------

Operating revenue
    Environmental Testing          $  (2,211,000)  $  (2,054,000 )
    Oil and gas                         (107,000)        (43,000 )
    Gain (loss) on sale of assets          2,000          (9,000 )

Operating expenses
    Environmental Testing              1,856,000       1,647,000
    Depreciation and depletion
       Environmental Testing             106,000          89,000
       Oil and gas                        19,000          92,000
       Buildings and equipment            18,000          12,000

Other income (expense)
    Interest expense
       Environmental Testing              36,000          29,000
       Buildings                          19,000          13,000
    Other income                          (4,000)         (1,000 )


Net change                         $    (266,000)  $    (225,000 )


                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                 FINANCIAL STATEMENTS (UNAUDITED) - (CONTINUED)


(3)To reflect the injection of capital per the Minimum Private Placement of Capital Stock by Universal Equities Consolidated, LLC, David H. Peipers, The Cornerstone Limited Partnership and the Winsome Limited Partnership (collectively "the North Star shareholder group"). The components of the purchase price for 6,250,000 shares of Hawks Industries, Inc. $.01 par value, common stock are as follows:

Cash                                                  $   5,000,000
Buyers' right to debt obligation from North Star
  Exploration                                             5,000,000


Total guaranteed purchase price                       $  10,000,000


Based  on  $.01  par  value  and  the  $1.60  fair  value,  the  components   of
Shareholders' Equity are as follows:

Common stock                                           $      63,000
Capital in excess of par value on common stock             9,937,000


                                                          10,000,000

Less: debt obligation from North Star
  Exploration                                             (5,000,000)


Net equity increase                                    $   5,000,000



(4)The weighted average number of common shares outstanding would increase to reflect the 6,250,000 shares to issued upon acceptance of the Minimum Private Placement of Capital Stock.

                                  EXHIBIT "D"

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
       PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     REDEMPTION OF PRINCIPAL SHAREHOLDER'S STOCK WITH CORPORATE ASSETS AND
                   MAXIMUM PRIVATE PLACEMENT OF COMMON STOCK

The accompanying pro forma as adjusted condensed consolidated financial statements illustrate the effect of the Maximum Private Placement of Common Stock. The condensed consolidated balance sheet as of September 30, 1999 is based on the historical balance sheet of North Star Exploration as of that date. The combination of the contemplated transactions of Hawks presented in the previous pro forma condensed consolidated financial statement, taken together with the additional capital being issued in the Maximum Private Placement of Capital Stock through the transfer of ownership in North Star by the North Star shareholder group to the Company, results in the consolidation of North Star with the Company and reverse acquisition accounting.

Consequently, the following pro forma begin with North Star historical financial statements adjusted for the acquisition of the previously described Redemption and Minimum Capital Infusion Pro Formas of Hawks, adjusted to fair value. The following pro formas also reflect the additional $5,100,000 which is anticipated to be loaned to North Star by the North Star shareholder group prior to the completion of these transactions, which debt will also be transferred to Hawks.

The condensed consolidated balance sheet as of September 30, 1999 assumes the transaction occurred on September 30, 1999. The condensed consolidated statements of operations assume the transactions took place on January 1, 1998. The pro forma as adjusted condensed consolidated balance sheet reflects the Maximum purchase of an additional 14,375,000 shares of common stock by the North Star shareholder group.

The Zeus historical financial statements are insignificant to this transaction.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
           PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)
                               September 30, 1999

                                                                            Hawks                            Redemption
                                                                         Redemption                          and Maximum
                                                                         and Minimum      Maximum              Capital
                                                                           Capital        Capital             Infusion
                                                          North Star      Infusion       Infusion             Pro Forma
                                                          Historical      Pro Forma     Adjustments          As Adjusted
                                                          ----------      ---------     -----------          -----------
ASSETS
     Cash                                               $      49,000  $   5,050,000  $           -        $   5,099,000
     Accounts receivable                                            -         25,000              -               25,000
     Other current assets                                       2,000          9,000              -               11,000

                                                               51,000      5,084,000              -            5,135,000

     Property & equipment, net                                228,000        536,000              -              764,000
     Lease acquisition                                        650,000              -              -              650,000
     Note receivable                                                -         30,000              -               30,000
     Goodwill                                                       -              -      1,000,000   (5)      1,000,000
     Other                                                          -         37,000              -               37,000

Total assets                                            $     929,000  $   5,687,000  $   1,000,000        $   7,616,000



LIABILITIES AND SHAREHOLDERS' EQUITY
     Notes payable                                      $           -  $      65,000  $           -        $      65,000
     Advances                                               7,904,000              -              -            7,904,000
     Accounts payable                                         268,000         45,000              -              313,000

     Accrued liabilities                                      479,000         51,000              -              530,000

                                                            8,651,000        161,000              -            8,812,000

     Minority interest                                              -              -         24,000   (8)         24,000

     Common shares                                              1,000         76,000         (1,000 ) (6)        220,000
                                                                                            144,000   (5)
     Capital in excess of par value on common stock                 -     12,982,000     (1,936,000 ) (7)     16,979,000
                                                                                          5,100,000   (5)
                                                                                          1,000,000   (5)
                                                                                           (144,000 ) (5)
                                                                                              1,000   (6)
                                                                                            (24,000 ) (8)

     Retained deficit                                      (7,723,000 )   (1,936,000 )    1,936,000   (7)     (7,723,000 )

     Debt obligation receivable                                     -     (5,000,000 )   (5,100,000 ) (5)    (10,100,000 )

     Treasury stock                                                 -       (596,000 )            -             (596,000 )

                                                           (7,722,000 )    5,526,000        976,000           (1,220,000 )

Total liabilities and shareholders' equity              $     929,000  $   5,687,000  $   1,000,000        $   7,616,000


See notes to Pro Forma As Adjusted Condensed Consolidated Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
      PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year ended December 31, 1998

                                                                Hawks                             Redemption
                                                              Redemption                         and Maximum
                                                             and Minimum       Maximum             Capital
                                                               Capital         Capital             Infusion
                                              North Star       Infusion       Infusion            Pro Forma
                                              Historical      Pro Forma      Adjustments         As Adjusted
                                              ----------      ---------      -----------         -----------
Operating revenue                                       -         129,000              -        $     129,000

Operating expenses                              2,976,000         318,000        100,000   (9)      3,394,000

Operating income (loss)                        (2,976,000)       (189,000)      (100,000)          (3,265,000)

Other income (expense)                                  -          73,000              -               73,000

Income (loss) before income taxes              (2,976,000)       (116,000)      (100,000)          (3,192,000)

Provision for taxes                                     -               -              -                    -

Net income (loss)                              (2,976,000)       (116,000)      (100,000)       $  (3,192,000)

Weighted average number of
 common shares outstanding                                      7,243,834     14,375,000  (10)     21,618,834


Loss per common share                                                                                   (0.15)



See notes to Pro Forma As Adjusted Condensed Consolidated Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
      PRO FORMA AS ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                      Nine Months ended September 30, 1999

                                                                Hawks                             Redemption
                                                              Redemption                         and Maximum
                                                             and Minimum       Maximum             Capital
                                                               Capital         Capital             Infusion
                                              North Star       Infusion       Infusion            Pro Forma
                                              Historical      Pro Forma      Adjustments         As Adjusted
                                              ----------      ---------      -----------         -----------
Operating revenue                                       -          73,000              -        $      73,000

Operating expenses                              3,952,000         178,000         75,000   (9)      4,205,000

Operating income (loss)                        (3,952,000)       (105,000)       (75,000)          (4,132,000)

Other income (expense)                                  -          11,000              -               11,000

Income (loss) before income taxes              (3,952,000)        (94,000)       (75,000)          (4,121,000)

Provision for taxes                                     -               -              -                    -

Net income (loss)                              (3,952,000)        (94,000)       (75,000)        $ (4,121,000)



Weighted average number of
 common shares outstanding                                      7,202,895     14,375,000  (10)     21,577,895



Loss per common share                                                                                   (0.19)



See notes to Pro Forma As Adjusted Condensed Consolidated Financial Statements.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                         NOTES TO PRO FORMA AS ADJUSTED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

The pro forma adjustments from the Maximum Placement of Common Stock to the condensed consolidated balance sheet and statements of operations are as follows:

(5)To reflect the additional debt obligation from North Star of $5,100,000 which is expected to be incurred prior to this transaction and which will be contributed to Hawks, to record the increase in fair value from the transaction and to adjust the equity of the combined entity to reflect the additional 14,375,000 shares of Hawks $.01 par value, common stock that will be issued to the North Star shareholder group. Hawks is being valued based on the $10,000,000 cash investment by the North Star shareholder group of $1.60 per share for 86.41% of Hawks. The resulting valuation for Hawks is $11,574,000. The North Star shareholder group's ownership of Hawks will increase to 95.45% as a result of this transfer of ownership, resulting in their fair value basis in Hawks of $11,047,000 exceeding their basis in the net book value of $10,047,000 by $1,000,000. This difference is considered goodwill.

(6)To eliminate the outstanding shares of common stock of North Star.

(7)To eliminate Hawks retained deficit.

(8)To record minority interest related to Hawks 4.55% minority shareholders.

(9)To record amortization of goodwill related to the fair value adjustment using a 10 year life.

(10) To adjust the weighted average number of common shares outstanding to reflect the issuance of the additional 14,375,000 shares of Hawks.

                                  EXHIBIT "E"


                             WESTERN ENVIRONMENTAL
                            SERVICES & TESTING, INC.


                              FINANCIAL STATEMENTS
                                  (Unaudited)

                        AS OF AND FOR THE PERIODS ENDED
                             SEPTEMBER 30, 1999 AND
                                DECEMBER 31, 1998

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                                 BALANCE SHEETS
                                  (Unaudited)

                                                                             SEPTEMBER        DECEMBER
                                                                                30,              31,
                                                                                1999            1998
                                                                                ----            ----
                                 ASSETS
                                 ------
CURRENT ASSETS
     Cash                                                                  $      6,000    $      45,000
     Accounts receivable                                                        557,000          394,000
     Prepaid expenses                                                            41,000           34,000
     Costs on uncompleted contracts in excess of billings                        50,000           15,000
     Other currents assets                                                       20,000           17,000

               Total current assets                                             674,000          505,000

PROPERTY AND EQUIPMENT, net (at cost)                                           688,000          617,000

OTHER ASSETS                                                                      5,000            5,000

                                                                           $  1,367,000    $   1,127,000



                  LIABILITIES AND SHAREHOLDER'S EQUITY
                   ------------------------------------
CURRENT LIABIITIES
     Notes payable                                                         $    160,000    $     138,000
     Current maturities of Long-Term debt                                        79,000          113,000
     Accounts payable                                                           138,000          143,000
     Accrued liabilities                                                         15,000           12,000

               Total current liabilities                                        392,000          406,000

LONG-TERM DEBT                                                                  136,000          158,000

PAYABLE TO AFFILIATE                                                            226,000          249,000

SHAREHOLDER'S EQUITY
     Common stock, no par value, 50,000 shares authorized; 10,000 shares
          issued in 1999 and 1998                                                 1,000            1,000
     Retained earnings                                                          612,000          313,000

                                                                                613,000          314,000

                                                                           $  1,367,000    $   1,127,000


See Notes to Financial Statements.

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
     Nine Months ended September 30, 1999 and Year ended December 31, 1998
                                  (Unaudited)

                                                               SEPTEMBER          DECEMBER
                                                                  30,               31,
                                                                  1999              1998
                                                                  ----              ----
Operating revenue:
     Environmental testing and management                   $    2,054,000    $   2,211,000
     Gain (Loss) on sale of assets                                   9,000           (2,000 )

                                                                 2,063,000        2,209,000

Operating expenses:
     Cost of sales                                               1,281,000        1,367,000
     General and administrative                                    366,000          490,000
     Depreciation and amortization                                  89,000          106,000

                                                                 1,736,000        1,963,000

Operating income                                                   327,000          246,000
Other income (expense):
     Interest expense                                              (29,000)         (36,000 )
     Other income                                                    1,000            4,000
Net income before taxes                                            299,000          214,000
Provision for taxes
     Current                                                            -                 -
     Deferred                                                           -                 -
Net income                                                         299,000          214,000
Retained Earnings at beginning of period                           313,000           99,000


Retained Earnings at end of period                          $      612,000    $     313,000


See Notes to Financial Statements.

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                            STATEMENT OF CASH FLOWS
     Nine months ended September 30, 1999 and Year Ended December 31, 1998
                                  (Unaudited)

                                                          September         December
                                                             30,              31,
                                                            1999              1998
                                                            ----              ----
Cash flows from operating activities:
     Income from operations                            $     299,000     $     214,000
     Adjustment to reconciles net loss to net
      cash provided:
        Depreciation and amortization                         89,000           106,000
        Gain (Loss) on sale of assets                         (9,000 )           2,000
        Changes in operating assets and
          liabilities:
             Increase in accounts receivable                (163,000 )        (117,000)
             Increase (decrease) in costs in
                excess of billings, prepaid
                expenses and other current assets            (45,000 )           3,000
             Decrease (increase) in Accounts Payable
                  and accrued expenses                        (2,000 )          30,000


Net cash flow provided by operating activities               169,000           238,000


Cash flows from investing activities:
     Purchase of property and equipment                     (162,000 )        (212,000)
     Proceeds from sale of properties                         11,000             8,000
     Loans from affiliate                                    (23,000 )         (12,000)

Net cash flow used in operating activities                  (174,000 )        (216,000)


Cash flows from financing activities:
     Proceeds from debt obligations incurred                  94,000           137,000
     Reduction of debt obligations                          (128,000 )        (136,000)

Net cash flow (used in) provided by financing
     activities                                              (34,000 )           1,000

(Decease) Increase in cash and cash equivalents              (39,000 )          23,000
Cash and cash equivalents at beginning of year                45,000            22,000

Cash and cash equivalents at end of period             $       6,000     $      45,000


See Notes to Financial Statements.

                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

Western Environmental  Services  &  Testing, Inc  is  an  environmental  quality testing company with laboratory and offices located in Casper, Wyoming, Evanston, Wyoming and San Marcos, Texas. The Company's emphasis is on air quality testing but soil, water and asbestos testing is also performed. The Company provides services to the general public although most clients are industrial entities. Fees for services are generally collected within 30-60 days.

On November 30, 1992, the Company merged with Hawks Industries, Inc., a publicly held Company and has been a wholly owned subsidiary since that date.

1.        Summary of Significant account policies follow:

a. Cash and Cash Equivalents- For purposes of the Statement of Cash Flows, the company considers all highly liquid debt instruments purchased with maturity of three months or less to be a cash equivalents.

b. Depreciation- Property and equipment are depreciated over the assets estimated useful Lives of 5 to 10 years using the straight-line method.

c. Revenue and Cost Recognition-Income from environmental quality testing is reflected in the financial statements by the completed contract method whereby income and costs are recognized when the testing has been completed and a report is issued. On large jobs the contract is broken into segments and billed when each segment is completed.

d. Bad debts-Uncollectible accounts are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.


2.        Property and equipment

          Property and equipment at September 30, 1999 and December 31, 1998 consisted of the following:

                                        1999             1998
                                        ----             ----
Engineering Equipment              $    837,000     $    737,000
Lab Equipment                           459,000          457,000
Automotive Equipment                    207,000          200,000
Furniture and fixtures                  206,000          199,000
Leasehold Improvements                   64,000           59,000
Other Equipment                          63,000           63,000

                                      1,836,000        1,715,000
Less Accumulated Depreciation         1,148,000        1,098,000

                                   $    688,000     $    617,000



                 WESTERN ENVIRONMENTAL SERVICES & TESTING, INC.
                         NOTES TO FINANICAL STATEMENTS
                                  (Unaudited)

3.    Notes Payable, Long-Term Debt and Pledged Assets

Notes payable at September 30, 1999 and December 31, 1998 consisted of the following:

                                                                 1999              1998
                                                                 ----              ----
Revolving line of credit $200,000, interest at 6.25%
     maturing October 22, 1999 collateralized by
     certificate of deposit held by parent Company          $     160,000    $     138,000



Long-Term debt at September 30, 1999 and December 31, 1998 consisted of the following:

                                                                      1999              1998
                                                                      ----              ----
Installment loans payable, due at various times May 2001
     to August 2002, interest rates from 9.0% to 10%
     secured by equipment                                        $      86,000    $      37,000
Note payable Wyoming Industrial Development
     Corporation, interest at 7.33%, payable $3,991 per
     month including interest until  October 5, 2002,
     collateralized by equipment                                       129,000          157,000
Note payable Wyoming Industrial Development
     Corporation, interest at 6.96%, payable $4,475 per
     month including interest.                                             -             77,000

                                                                       215,000          271,000
Less Current Maturities                                                 79,000          113,000

                                                                 $     136,000    $     158,000



Aggregate maturities of Long-Term debt consisted of the following:

2000            79,000
2001            77,000
2002            59,000

          $    215,000


                                  EXHIBIT "F"



NORTH STAR EXPLORATION, INC.
  (An Exploration Stage Corporation)

Financial Statements
  As Of December 31, 1998 And 1997 And For
  The Period From Inception (January 31, 1997)
  To December 31, 1998

Together With Report Of Independent Public Accountants

As Of September 30, 1999 (Unaudited) And For
  The Period From Inception (January 31, 1997)
  To September 30, 1999 (Unaudited)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of North Star Exploration, Inc.:

We have audited the accompanying balance sheets of NORTH STAR EXPLORATION, INC. (a Nevada corporation in the exploration stage) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' deficit, and cash flows for the periods ended December 31, 1998 and 1997 and for the period from inception (January 31, 1997) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Star Exploration, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods ended December 31, 1998 and 1997, and for the period from inception (January 31, 1997) to December 31, 1998 in conformity with generally accepted accounting principles.


                                           ARTHUR ANDERSEN LLP




Denver, Colorado,
    June 11, 1999.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)


                                 BALANCE SHEETS
                                 --------------
                                                                 December 31,           September 30,
                                                                 ------------           -------------
                                                             1997            1998            1999
                                                             ----            ----            ----
                                                                                          (Unaudited)
          ASSETS
Cash and cash equivalents                               $      13,489  $        10,936  $      48,850
Accounts receivable _ affiliates                               37,608           45,188              -
Other receivables                                                   -            3,728          2,453


          Total current assets                                 51,097           59,852         51,303


Lease acquisition costs                                       200,000          400,000        650,000
Equipment, net of accumulated depreciation
   of $1,155, $10,937 and $36,099, respectively                22,668           69,538        227,790


          Total assets                                  $     273,765  $       529,390  $     929,093



       LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
     Advances from affiliate                            $     988,602  $     3,689,807  $   7,904,242
     Accounts payable                                          53,276          420,899        268,045
     Accrued interest                                          22,824          175,287        476,899
     Accrued liabilities                                        3,941           14,061          2,218


          Total current liabilities                         1,068,643        4,300,054      8,651,404

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' DEFICIT:
     Common stock; no par value; 20,000,000 shares
        authorized, issued and outstanding                      1,000            1,000          1,000
     Accumulated deficit                                     (795,878 )     (3,771,664 )   (7,723,311 )


          Total shareholders' deficit                        (794,878 )     (3,770,664 )   (7,722,311 )

          Total liabilities and shareholders' deficit   $     273,765  $       529,390  $     929,093



                 The accompanying notes to financial statements are an integral part of these balance sheets.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)


                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                                                               Period From     Period From
                                                                                                Inception       Inception
                                                                                               (January 31,   (January 31,
                                       Year Ended                   Nine Months Ended            1997) to       1997) to
                                      December 31,                    September 30,            December 31,   September 30,
                                      ------------                    -------------            ------------   -------------
                                   1997           1998            1998             1999            1998            1999
                                   ----           ----            ----             ----            ----            ----
COSTS AND EXPENSES:
  Exploration                 $     701,734  $   2,323,692  $     1,289,815  $     2,561,522  $   3,025,426  $    5,586,948
  General and administrative         70,165        489,849          252,043        1,063,351        560,014       1,623,365
  Depreciation                        1,155          9,782            5,463           25,162         10,937          36,099
  Interest expense                   22,824        152,463           93,930          301,612        175,287         476,899

                              $     795,878  $   2,975,786  $     1,641,251  $     3,951,647  $   3,771,664  $    7,723,311
NET LOSS


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                       Period From     Period From
                                                                                        Inception       Inception
                                                                                       (January 31,    (January 31,
                                 Year Ended                 Nine Months Ended           1997) to         1997) to
                                 December 31,                  September 30,           December 31,    September 30,
                                 ------------                  -------------           ------------    -----------
                              1997           1998           1998           1999            1998             1999
                              ----           ----           ----           ----            ----             ----
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss               $    (795,878) $  (2,975,786) $  (1,641,251) $  (3,951,647) $    (3,771,664) $    (7,723,311 )
  Adjustments to
     reconcile net
     loss to net
     cash used in
     operating
     activities-
       Depreciation              1,155          9,782          5,463         25,162           10,937           36,099
       Increase (decrease)
        in accounts
        payable  -              53,276        367,623         11,838       (152,854)         420,899          268,045
       Increase in accrued
        interest                22,824        152,463         93,929        301,612          175,287          476,899
       Increase (decrease)
          in accrued
          liabilities            3,941         10,120          7,158        (11,843)          14,061            2,218
       (Increase) decrease
          in accounts
          receivable -
          affiliates           (37,608)        (7,580)      (351,740)        45,188          (45,188)               -
      (Increase) decrease
          in other
          receivables                -         (3,728)        (3,968)         1,275           (3,728)          (2,453 )


          Net cash used in
            operating
            activities        (752,290)    (2,447,106)    (1,878,571)    (3,743,107)      (3,199,396)      (6,942,503 )


CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Lease acquisition
     costs                    (200,000)      (200,000)      (200,000)      (250,000)        (400,000)        (650,000 )
  Purchase of equipment        (22,823)       (56,652)       (47,027)      (183,414)         (79,475)        (262,889 )


          Net cash
            used in
            investing
            activities        (222,823)      (256,652)      (247,027)      (433,414)        (479,475)        (912,889 )


CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Advances from affiliate      988,602      2,701,205      2,129,705      4,214,435        3,689,807        7,904,242


          Net cash provided
              by financing
              activities       988,602      2,701,205      2,129,705      4,214,435        3,689,807        7,904,242


NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS      13,489         (2,553)         4,107         37,914           10,936           48,850

CASH AND CASH EQUIVALENTS,
  at beginning of period             -         13,489         13,489         10,936                -                -

CASH AND CASH EQUIVALENTS,
  at end of period       $      13,489  $      10,936  $      17,596  $      48,850  $        10,936  $        48,850



SUPPLEMENTAL DISCLOSURE OF
  NON-CASH ACTIVITIES:
  Issuance of common
    stock for
    promissory notes     $         900  $           -  $           -  $           -  $           900  $           900


  Issuance of common stock
    to Doyon in
    connection
    with lease
    acquisition
    agreement            $         100  $           -  $           -  $           -  $           100  $           100



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)


                       STATEMENT OF SHAREHOLDERS' DEFICIT
                       ----------------------------------

                FOR THE PERIOD FROM INCEPTION (JANUARY 31, 1997)
                ------------------------------------------------


                      THROUGH DECEMBER 31, 1998 (AUDITED)
                      -----------------------------------

                       AND SEPTEMBER 30, 1999 (UNAUDITED)
                       ----------------------------------


                                                        Common Stock           Accumulated
                                                        ------------
                                                    Shares         Amount        Deficit         Total
                                                    ------         ------        -------         -----
INCEPTION, January 31, 1997                                 -  $           -  $           -              -
 Issuance of common stock for
   promissory notes                                18,000,000            900              -            900

 Issuance of common stock to Doyon
   in connection with lease acquisition
    agreement                                       2,000,000            100              -            100

    Net loss                                                -              -       (795,878)      (795,878)


BALANCE, December 31, 1997                         20,000,000          1,000       (795,878)      (794,878)

    Net loss                                                -              -     (2,975,786)    (2,975,786)


BALANCE, December 31, 1998                         20,000,000          1,000     (3,771,664)    (3,770,664)

    Net loss                                                -              -     (3,951,647)    (3,951,647)


BALANCE, September 30, 1999                        20,000,000  $       1,000  $  (7,723,311) $  (7,722,311)
    (unaudited)

                 The accompanying notes to financial statements
                    are an integral part of this statement.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                        DECEMBER 31, 1998,1997 (AUDITED)
                        --------------------------------

                       AND SEPTEMBER 30, 1999 (UNAUDITED)
                       ----------------------------------



1.  ORGANIZATION AND DESCRIPTION OF THE BUSINESS
    --------------------------------------------
      AND BASIS OF PRESENTATION:
      --------------------------

Organization and Description of the Business
--------------------------------------------

North Star Exploration, Inc., a Nevada corporation (the "Company" or "North Star"), is a privately held exploration company formed on January 31, 1997 for the purpose of acquiring, exploring and developing certain mineral properties in the State of Alaska.

On May 27, 1997, the Company entered into an Option Agreement (the "Agreement") with Doyon, Limited ("Doyon") with respect to certain lands in Alaska. The Agreement provides North Star with the exclusive right to explore for minerals until January 1, 2002, to lease prospects identified thereon, and to develop and produce minerals pursuant to such leases. The optioned lands encompass approximately seven million acres comprised of 24 individually named blocks, plus additional rights to surrounding lands within areas of interest.

The Agreement requires North Star to spend $9 million over the life of the Agreement, with minimum commitments per year and with specific minimum expenditures per block. Exploration expenditures in excess of the minimum amount may be carried forward and credited to expenditure requirements for future years with certain limitations.

At any time during the agreement term, North Star may, if it has conducted a specified minimum amount of drilling, made a specified minimum amount of exploration expenditures and received a positive pre-feasibility study with respect to a particular mineral area, exercise its option to lease that area for mineral development for a specified initial term. If North Star achieves commercial production during the initial term, the lease will continue so long as there is commercial production. North Star may obtain leases on an unlimited number of areas currently owned by Doyon, and on areas from lands selected by Doyon pursuant to the Alaska Native Claims Settlement Act, but not yet conveyed to Doyon.

Each mining lease will provide for an annual payment to Doyon commencing upon the execution of the lease of a specified amount per acre leased, but not less than a specified annual minimum total, until a feasibility study is delivered to Doyon. If a feasibility study is not delivered to Doyon before the fifth anniversary of the execution of the lease, the annual per acre and minimum total amounts increase. North Star must also incur minimum expenditures until the feasibility study is delivered to Doyon. Starting on the date of submittal of a feasibility study, North Star is required to pay Doyon a yearly advance royalty, which is larger than the annual minimum total that was payable prior to feasibility, and which is recoupable out of 50% of future royalties. From commencement of commercial production until payback, North Star is required to pay Doyon the larger of a specified percentage royalty of net Smetter returns or a specified percentage of net profits, until payback, and the larger of an increased percentage royalty of net Smetter returns or an increased percentage of net profits, after payback. Doyon reserves the right to buy a fractional portion of the equity in a project after deliverance of a positive feasibility study.

North Star was not in technical compliance with several provisions of the Agreement as of September 30, 1999. However, the Company has since received a waiver from Doyon regarding these variances through June 2000.

Business Risks
--------------

The Company is currently exploring for minerals and has yet to exercise any options to lease prospects. The Company has therefore not produced any revenues since inception and there can be no assurance that revenues will be generated during fiscal 1999.

The Company's operations will be significantly affected by the market price of gold. Gold prices can fluctuate widely and are affected by numerous factors that are beyond the Company's control. In July 1999, the market price for gold declined to its lowest level in 20 years. A further sustained period of low gold prices could have a material adverse effect on the Company's financial position, results of operations and its ability to raise adequate financing.

The Company has a funding agreement with Equistar Consolidated Holdings LLC ("Equistar"). Equistar is owned 50% by certain shareholders who have a 45% ownership interest in North Star. The remaining 50% interest in Equistar is owned by a Partnership which solely owns a Company that has a 45% interest in North Star.

Equistar has funded the operations of the Company since inception and North Star's ability to continue as a going concern is dependent upon the continued support of Equistar or obtaining an alternate source of financing. Equistar has committed to fund the operations of the Company through March 31, 2001, unless other financing is secured prior to that time.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Basis of Presentation
---------------------

The accompanying financial statements are presented on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Unaudited Periods Presented
---------------------------

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of North Star as of September 30, 1999 and the results of operations and cash flows for the periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading, and recommends that these financial statements be read in conjunction with the Company's December 31, 1998 audited financial statements.

Exploration Stage Enterprise
----------------------------

The Company is in the exploration stage and is accounted for in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Equipment and Mineral Rights
----------------------------

Expenditures for equipment are stated at cost. Depreciation is provided using the straight-line method over useful lives ranging from 3 to 7 years.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed, the costs incurred to develop the property will be capitalized. Significant payments related to the acquisition of exploration interests are also capitalized. If a mineable ore body is discovered, acquisition costs will be amortized using a units-of-production method. If no mineable ore body is discovered, acquisition costs will be expensed in the period in which it is determined the property has no future economic value.

The Company adopted American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), effective January 1, 1998. Under this accounting method, certain costs such as organization, training and pre-feasibility expenses incurred during the start-up phase of a project are expensed as incurred. Adoption of SOP 98-5 did not have a material impact to the financial statements.

Long-Lived Assets
-----------------

The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 established procedures for review of recoverability, and measurement of impairment if necessary, of long-lived assets held and used by the Company. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. SFAS No. 121 also requires any long-lived assets to be disposed of to be reported at the lower of carrying amount or fair value less estimated selling costs. Fair value is determined using an estimated future cash flow analysis. An impairment is considered to exist if total estimated future cash flows on an undiscounted basis is less than the carrying amount of the asset. An impairment loss is then measured and recorded based on discounted estimated future cash flows. Future cash flows include estimates of recoverable ounces, gold prices (considering current and historical prices, price trends and related factors), production, capital and reclamation costs.

Segment Reporting
-----------------


In 1998, the Company adopted Statement of Financial Accounting Standards
No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS No. 131") which established standards for reporting information about operating segments. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas and major customers. As the Company currently operates in a single industry and has operations concentrated in one location, the Company does not have identifiable segments.

Income Taxes
------------

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the book basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when those amounts are realized or settled.

Fair Value of Financial Instruments
-----------------------------------

The carrying values of the Company's cash and cash equivalents, accounts payable, accrued liabilities and advances from affiliate approximate their estimated fair values.

3.  INCOME TAXES:
    -------------

The components of deferred taxes follow:


                                          December 31,     December 31,    September 30,
                                              1997             1998             1999
                                              ----             ----             ----
Deferred tax assets:
    Net operating loss carryforwards    $       286,151  $     1,362,005  $     3,845,878


Deferred tax liability:
    Book basis over tax                            (867)          (3,332)         (10,066)


    Net deferred tax asset                      285,284        1,358,673        3,835,812

    Valuation allowance                        (285,284)      (1,358,673)      (3,835,812)

                                        $             -  $             -  $             -


At September 30, 1999, the Company had net operating loss carryforwards ("NOL") to offset future income for federal income tax purposes of approximately $7,477,890.

The Company established a valuation allowance against its deferred tax asset due to the losses incurred by the Company since inception. The Company's ability to generate future taxable income to utilize the NOL is uncertain.

4.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

Doyon Agreement
---------------

In accordance with the Agreement, as of September 30, 1999, the Company is required to make annual lease acquisition payments of $300,000 for both 2000 and 2001.

The Company's required exploration expenditures under the Agreement, as of September 30, 1999, represent $2,300,000 for both 2000 and 2001.

Future Lease Commitments
------------------------

The Company has certain operating leases for office space and equipment with terms ranging from three to seven years.

The required remaining expenditures are as follows:

            Three months ending December 31,
                1999         $     61,185
             Years ending December 31,
                2000              258,751
                2001              258,751
                2002              233,794
                2003              233,794
                Thereafter        463,983
                             ------------
                               $1,510,258
                                =========


Environmental Laws and Regulations
----------------------------------

The Company's management believes that it is in compliance with environmental laws and regulations as currently enacted. The Company's management has filed all necessary permits to fulfill current environmental compliance requirements.

However, the exact nature of environmental compliance, which the Company may be exposed to in the future, cannot be predicted. This is primarily due to the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities. Provisions for reclamation will be made when mining begins.

5.  RELATED PARTY TRANSACTIONS:
    ---------------------------

Advance From Affiliate
----------------------

Advances from Equistar accrue interest at 7% per annum with all amounts outstanding maturing on October 31, 2000. The Company owed $7,904,242, $3,689,807 and $988,602 in principal and $476,899, $175,287 and $22,824 in accrued interest to Equistar as of September 30, 1999, December 31, 1998 and 1997, respectively.

Management Fee
--------------

Beginning January 1999, Equistar began charging the Company a management fee of $35,000 per month for administrative services performed on behalf of the Company. The Company incurred total expense of $315,000 which is included in the accompanying statements of operations as of September 30, 1999.

6.  SHAREHOLDERS' DEFICIT:
    ----------------------

On June 13, 1997 the Company's shareholders approved a 25 to 1 stock split. The Company's financial statements have been retroactively adjusted for all periods to reflect this transaction.

7.  SUBSEQUENT EVENT:
    -----------------

On June 10, 1999, Company shareholders representing 90% of the outstanding shares of the Company (the "Buyers") entered into an agreement to purchase a controlling interest in a publicly traded company. As part of the consideration, the Buyers, at their election, may transfer their right to the obligations of North Star resulting from the advances made by Equistar, to the shareholders of the publicly traded company as partial payment for the acquisition.

8.  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT:
    ----------------------------------------------

On January 17, 2000, the Company's shareholders approved a resolution to increase the number of authorized shares to 20,000,000, to split presently outstanding shares 800 to 1 and to withhold 1,050,000 shares proportionately from each existing shareholder, with the exception of Doyon, from the shares issuable to each of them in the stock split, to be retained in the Company's treasury and reserved for issuance pursuant to stock options that may be granted in the future to employees. The financial statements have been retroactively adjusted for all periods presented to reflect this transaction and the ownership of the 90% shareholders group discussed above has been reduced to 84 3/4%.

North Star has recently entered into a letter of intent with International Bravo Resource Corporation (Bravo) giving Bravo the right to acquire a 51% interest in certain properties by issuing 200,000 shares of Bravo to North Star and by spending at least $5 million on the properties over a period of six years. The letter of intent further states that, upon the completion of the acquisition of a 51% interest in the properties by Bravo, it and North Star intend to enter into a joint venture agreement which will include provision for Bravo to increase its interest to 70% in designated specific prospects within the area of the properties. Consummation of the transaction is conditioned upon execution of a final contract and approval of the transaction by Doyon and the regulatory authorities.